UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 25, 2023
(Date of earliest event reported)

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Glen Street	Glens Falls	New York	12801
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:			518	745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $1.00 per share	AROW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 8.01.     Other Events
Arrow Declares December 2023 Cash Dividend; Announces Resumption of Dividend Reinvestment Plan and Expansion of Its Stock Repurchase Program

On October 25, 2023, the Board of Directors (the “Board”) of Arrow Financial Corporation (the “Company”) declared a quarterly cash dividend of $0.27 per share payable December 15, 2023 to shareholders of record on December 1, 2023. With this dividend, Arrow will resume its Dividend Reinvestment Plan (DRIP). Participation under the DRIP will automatically resume for Company shareholders that were previously enrolled.
Additionally, the Board expanded its existing stock repurchase program by $5 million, bringing the total availability under the repurchase program to $9.1 million, and removed the expiration date previously incorporated into the existing repurchase program. The stock repurchase program allows the Company to repurchase shares of its common stock in open-market or negotiated transactions. The Company expects to resume repurchases in the coming months.

A copy of the press release announcing the quarterly cash dividend, the resumption of the DRIP and the stock repurchase program is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibit No. Description

99.1	Arrow Financial Corporation Press Release dated October 26, 2023 - December 2023 Cash Dividend; Announces Resumption of Dividend Reinvestment Plan and Expansion of Its Stock Repurchase Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Date:	October 26, 2023	/s/ Penko Ivanov
Penko Ivanov Chief Financial Officer